UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Debra A. Janssen has advised the Board of Directors of PLATO Learning, Inc. (the "Company") of her intention to step down from her position as Director and member of the Audit and Compensation committees, effective after the Annual Meeting of Stockholders of the Company on March 27, 2008. Ms. Janssen, a Director of the Company since 2005, is stepping down to become an Executive Vice President of eBanking with Fidelity National Information Services.

(e) On March 26, 2008, the Compensation Committee of our Board of Directors approved the Fiscal 2008 Executive Annual Equity Incentive Plan and the related form of stock option agreement and the form of performance shares agreement. The Committee also approved the form of stock appreciation rights agreement. The Plan and agreements are under the 2006 Stock Incentive Plan. A description of the Executive Annual Equity Incentive Plan and forms of agreement are attached hereto as Exhibit 10.29, 10.30, 10.31 and 10.32.

On March 27, 2008, the Board of Directors approved the Board of Directors’ Compensation Plan. A description of the Plan is attached hereto as Exhibit 10.33.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.29 Fiscal 2008 Executive Annual Equity Incentive Plan.
Exhibit 10.30 Form of stock option agreement.
Exhibit 10.31 Form of performance shares agreement.
Exhibit 10.32 Form of stock appreciation rights agreement.
Exhibit 10.33 Board of Directors’ Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

March 31, 2008	By:	Robert J. Rueckl

Name: Robert J. Rueckl
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.29	Fiscal 2008 Executive Annual Equity Incentive Plan
10.30	Form of stock option agreement
10.31	Form of performance shares agreement
10.32	Form of stock appreciation rights agreement
10.33	Board of Directors' Compensation Plan